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                                                                    Exhibit 99.1
                                MELTRONIX, INC.

                     1993 STOCK OPTION/STOCK ISSUANCE PLAN
                     -------------------------------------
                (As Amended and Restated through May 17, 1999)


                                  ARTICLE ONE

                                    GENERAL
                                    -------


          I.  PURPOSE OF THE PLAN.
              -------------------

              A. This 1993 Stock/Option Stock Issuance Plan (the "Plan"), is intended to promote the interests of Meltronix, Inc., a California corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

              B. The Discretionary Option Grant and Stock Issuance Programs under this Plan became effective on April 12, 1994, the date on which the shares of the Corporation's Common Stock were first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1943 Act"). Such date is hereby designated as the Plan Effective Date. The Automatic Option Grant Program under this Plan became effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation's Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Automatic Grant Program Effective Date.

              C. This May, 1999 restatement of the Plan shall become effective immediately upon its adoption by the Board of Directors, subject, however, to shareholder approval. The Plan shall be administered in compliance with the applicable requirements of SEC Rule 16b-3, as in effect from time to time.

              D. This Plan serves as the successor to the Corporation's 1988 Stock Option Plan (the "Predecessor Plan"), and no further option grants or share issuances shall be made under the Predecessor Plan from and after the Plan Effective Date. All outstanding stock options and unvested share issuances under the Predecessor Plan on such Plan Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding stock options and unvested share issuances under this Plan. However, each outstanding option grant so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Common Stock thereunder. All unvested shares of Common Stock outstanding under the Predecessor Plan on the Plan Effective Date shall continue to be governed solely by the express terms and conditions of the instruments evidencing such issuances, and no provision of this Plan shall be deemed to affect or modify the rights or obligations of the holders of such unvested shares.


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          II.  DEFINITIONS.
               -----------

               A. For purposes of the Plan, the following definitions shall be in effect:

                   Board: the Corporation's Board of Directors.
                   -----

                   Change in Control: a change in ownership or control of the
                   -----------------
                   Corporation effected through either of the following transactions:


                         (i) the acquisition directly or indirectly by any
person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept; or

                         (ii) a change in the composition of the Board over a
period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either: (A) have been Board members continuously since the beginning of such period; or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.


                   Code: the Internal Revenue Code of 1986, as amended.
                   ----

                   Common Stock:  shares of the Corporation's common stock.
                   ------------

                   Corporate Transaction: any of the following shareholder-
                   ---------------------
                   approved transactions to which the Corporation is a party:

                     (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated;

                     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

                     (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                   Employee: an individual who performs services while in the
                   --------
employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction

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of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                    Fair Market Value: the Fair Market Value per share of Common
                    -----------------
Stock determined in accordance with the following provisions:

                          (i)  If the Common Stock is at the time traded on the
Nasdaq Electronic Bulletin Board, the Fair Market Value shall be the average of the highest bid price and the lowest asked price per share on the date in question, as such prices are reported by the National Association of Securities Dealers through the Nasdaq Electronic Bulletin Board or any successor system. If there are no reported bid or asked prices for the Common Stock on the date in question, then the average of the highest bid price and the lowest asked price on the last preceding date for which such quotations exist shall be determinative of the Fair Market Value.

                         (ii)  If the Common Stock is at the time listed or
admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value

                         (iii) If the Common Stock is at the time listed or
admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

             Optionee: a person to whom an option is granted under the
             --------
Discretionary Option Grant or Automatic Option Grant Program.

             Participant: a person who is issued Common Stock under the Stock
             -----------
Issuance Program.

             Permanent Disability or Permanently Disabled: the inability of the
             --------------------------------------------
Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

             Plan Administrator: the particular entity, whether the Primary
             ------------------
Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes or eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

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             Primary Committee: the committee of two (2) or more non-employee
             -----------------
Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

             Secondary Committee: a committee of two (2) or more Board members
             -------------------
appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

             Section 16 Insider: an officer or director of the Corporation
             ------------------
subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

             Service: the performance of services on a periodic basis for the
             -------
Corporation (or any parent subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

          B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

             (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

             (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    III.  STRUCTURE OF THE PLAN.
          ---------------------

          A.  Stock Programs.  The Plan shall be divided into three (3) separate
              --------------
components: (i) the Discretionary Option Grant Program specified in Article Two;
(ii) the Automatic Option Grant Program specified in Article Three; and (iii) the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each individual serving as an eligible non-employee Board member on the Automatic Grant Program Effective Date and each individual who first joins the Board as an eligible non-employee director after the Automatic Grant Program Effective Date will at periodic intervals receive option grants to purchase shares of Common Stock in accordance with the provisions of Article Three, with the first such grants to be made on the Automatic Grant Program Effective Date. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than eighty-five percent (85%) of the fair

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market value of the shares at the time of issuance or as a bonus for past services rendered the Corporation.

          B.  General Provisions.  Unless the context clearly indicates
              ------------------
otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interest of all individuals under the Plan.

     IV.  ADMINISTRATION OF THE PLAN.
          --------------------------

          A. The Primary Committee shall have the sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders, other than to those Section 16 Insiders who are serving on the Primary Committee. The Board shall retain sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to members of the Primary Committee.

          B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to such persons. The members of the Secondary Committee may be individuals who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any parent or subsidiary).

          C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

     V.  OPTION GRANTS AND STOCK ISSUANCES.
         ---------------------------------

          A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Four shall be limited to the following:

              (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

              (ii) non-employee Board members; and

              (iii) those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

          B. The Plan Administrator shall have full authority to determine: (i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") that satisfies the requirements of Section 422 of the Code or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding; and (ii) with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

          C. Approval by the Plan Administrator of an option grant under the Discretionary Option Grant Program shall constitute approval by such Plan Administrator of the subsequent exercise, and payment of the exercise price of, such option in accordance with the terms and conditions thereof.

     VI.  STOCK SUBJECT TO THE PLAN.
          -------------------------

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed seven million (7,000,000) shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized share reserve includes the two million two hundred thousand (2,200,000)-share increase authorized by the Board on November 21, 1996,the one million eight hundred thousand (1,800,00)-share increase authorized by the Board on April 10, 1997, and the two million three hundred nine thousand three hundred sixty-eight (2,309,368)-share increase authorized by the Board on May 17, 1999. To the extent one or more outstanding options under the Predecessor Plan incorporated into this Plan are subsequently exercised, the number of shares issued with respect to such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

          B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than two million (2,000,000) shares of Common Stock in the aggregate per calendar year, beginning at any time after May 17, 1999.

          C. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option canceled in accordance with the cancellation-regrant provisions of
Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation at the original option or issue price paid per share shall be added back to the share reserve and shall accordingly be made available for subsequent issuance under the Plan. However, should the exercise price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

          D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to: (i) the maximum number and/or class of securities issuable under the Plan; (ii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year; (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per eligible non-employee Board member under the Automatic Option Gant Program; (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program; and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------

          I.  TERMS AND CONDITIONS OF OPTIONS.
              -------------------------------

          Options granted pursuant to the Discretionary Option Grant Program shall be authorized by the action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply
                    --------
with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

          A.  Option Price.
              ------------

              1. The option price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                   (i) The option price per share of Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                   (ii) The option price per share of Common Stock subject to a non-statutory stock option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

              2. The option price shall become immediately due upon the exercise of the option and, subject to the provisions of Section I of Article Five and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                   (i) full payment in cash or check drawn to the Corporation's order; (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                   (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

                   (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions to: (I) a

Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Corporation in connection with such purchase; and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

          B.  Term and Exercise of Options.  Each option granted under this
              ----------------------------
Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution following Optionee's death.

          C.  Termination of Service.
              ----------------------

              1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

              (i) Should an Optionee cease Service for any reason (other than death) while holding one or more outstanding options under this Article Two, then none of those options shall remain exercisable for more than a ninety (90)- day period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

              (ii) Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier of: (A) six (6) months
                                                -------
measured from the date of the Optionee's death; or (B) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate.

              (iii) Under no circumstance shall any such option be exercisable after the specified expiration date of the option term.

              (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

                    (v) Should: (A) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement); or (B) the Optionee makes any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

              2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph 1 above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments in which Optionee would have otherwise vested had such cessation of Service not occurred.

          D.  Shareholder Rights.  An Optionee shall have no shareholder rights
              ------------------
with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

          E.  Repurchase Rights.  The shares of Common Stock acquired upon the
              -----------------
exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

              (i) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

              (ii) All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (A) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction; or (B) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

              (iii) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.

     II   INCENTIVE OPTIONS.
          -----------------

          The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designed as "non-statutory" options when issued under the Plan shall not be
                                                                     ---
subject to such terms and conditions.

          A.  Dollar Limitation.  The aggregate Fair Market (determined as of
              -----------------
the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986, under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). To the extent the Employee holds two
(2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000.00) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

          B.  Ten Percent (10%) Shareholder.  If any individual to whom an
              -----------------------------
Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of is parent or subsidiary corporations, then the option price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

          Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

     III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL.
           -----------------------------------------

          A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i)
                                    ---
such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporations or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option; or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

          C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such
                   --------
securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

          D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options granted under the Plan that are assumed or replaced in a Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

          E. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          F. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

          G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

          H. The exercisability as incentive stock option under the Federal tax laws of any options accelerated under this Section III in connection with a Corporation Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a non-statutory option under the Federal tax laws.

     IV.  CANCELLATION AND REGRANT OF OPTIONS.
          -----------------------------------

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers or shares of Common Stock but with an option price per share not less than: (i) one hundred percent (100%) of the Fair Market Value on the new grant date in the case of a grant of an Incentive Option; (ii) one hundred ten percent (110%) of such Fair Market Value in the case of a grant of an Incentive Option to a ten percent (10%) Shareholder; or (iii) eighty-five percent (85%) of such Fair Market Value in the case of all other grants.

                                 ARTICLE THREE

                        AUTOMATIC OPTION GRANT PROGRAM
                        ------------------------------

     I.   ELIGIBILITY.
          -----------

          The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be limited to those individuals who are serving as non-employee Board members on the Automatic Grant Program Effective Date or who are first elected or appointed as non-employee Board members on or after such Effective Date, whether through appointment by the Board or election by the Corporation's shareholders. Each non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of the Plan.

     II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS.
          ------------------------------------------------

          A.   Grant Dates. Subject to shareholder approval of the amendments to
               -----------
the Plan adopted by the Board on November 21, 1996 and May 17, 1999, option grants shall be made under this Article Three on the dates specified below:

               1.   Initial Grant. Each Eligible Director who is first elected
                    -------------
or appointed as a non-employee Board member on or after May 17, 1999, shall automatically be granted, on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase forty thousand (40,000) shares of Common Stock upon the terms and conditions of this Article Three.

               2.   Annual Grant. On the date of each Annual Shareholders
                    ------------
Meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to serve as an Eligible Director shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional thirty thousand (30,000) shares of Common Stock upon the terms and conditions of this Article Three. There shall be no limit on the number of such thirty thousand (30,000)-share option grants any one Eligible Director may receive over his or her period of Board service.

          B.   Exercise Price. The exercise price per share of Common Stock
               --------------
subject to each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C.   Payment. The exercise price shall be payable in one of the
               -------
alternative forms specified below:

               (i) full payment in cash or check drawn to the Corporation's order;

               (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

               (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

               (iv) full payment through a sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions to: (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares; and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is used for the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the exercise notice.

          D.   Option Term. Each automatic grant under this Article Three shall
               -----------
have a maximum term of ten (10) years measured from the automatic grant date.

          E.   Exercisability. Each automatic grant shall become exercisable in
               --------------
a series of four (4) equal and successive annual installments over the Optionee's period of continued service as a Board member, with the first such installment to become exercisable one (1) year after the automatic grant date. The exercisability of each automatic grant outstanding under this Article Three shall be accelerated as provided in Section II.G and Section III of this Article Three.

          F.   Non-Transferability. During the lifetime of the Optionee, each
               -------------------
automatic option grant shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution following Optionee's death.

          G.   Effect of Termination of Board Membership.
               -----------------------------------------

               1. Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a ninety (90)-day period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which that option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

               2. Should the Optionee die within ninety (90) days after the cessation of Board service, than any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Board membership (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within six (6) months after the date of the Optionee's death.

               3. Should the Optionee die or become Permanently Disabled while serving as a Board member, then any automatic option grant held by such Optionee under this Article Three shall accelerate in full, and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a six (6)-month period following the date of the Optionee's cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock subject to the option at the time of such cessation of Board membership.

               4. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten
(10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee's cessation of Board membership.

          H.   Shareholder Rights. The holder of an automatic option grant under
               ------------------
this Article Three shall have none of the rights of a shareholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

          I.   Remaining Terms. The remaining terms and conditions of each
               ---------------
automatic option grant shall be as set forth in the form Director Automatic Grant Agreement attached hereto as Exhibit "A" and incorporated herein by reference.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL.
          ---------------------------------------

          A. In the event of any Corporate Transaction, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares. Immediately after the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

          B. In connection with any Change in Control, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares. Any option accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

          C. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                 ARTICLE FOUR

                            STOCK ISSUANCE PROGRAM
                            ----------------------

     I.   TERMS AND CONDITIONS OF STOCK ISSUANCES.
          ---------------------------------------

          Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

          A.   Consideration.
               -------------

               1. Shares of Common Stock shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    (i)   cash or check drawn to the Corporation's order;

                    (ii) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator; or

                    (iii) past services rendered to the Corporation or any parent or subsidiary corporation.

               2. Shares of Common Stock may, in the absolute discretion of the Plan Administrator be issued for consideration with a value less than one hundred percent (100%) of the Fair Market Value of such shares at the time of issuance, but in no event less than eight-five percent (85%) of such Fair Market Value.

          B.   Vesting Provisions.
               ------------------

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                    (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation;

                    (ii) the number of installments in which the shares are to vest;

                    (iii) the interval or intervals (if any) which are to lapse between installments; and

                    (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

               2. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction shall be issued, subject to: (i) the same vesting requirements applicable to his or her unvested shares; and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

               4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service.

     II.  CORPORATE TRANSACTIONS/CHANGE IN CONTROL.
          ----------------------------------------

          A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under the Stock Issuance Program shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the shares are issued under the Stock Issuance Program or at any time while the issued shares remain unvested, to provide for the immediate and automatic vesting of one or more of those shares at the time of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

     III. TRANSFER RESTRICTIONS/SHARE ESCROW.
          ----------------------------------

          A. Unvested shares may, in the Plan Administrators' discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO: (I) CERTAIN TRANSFER
          RESTRICTIONS; AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN

          INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED ____________, ______, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

          B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be canceled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.

                                 ARTICLE FIVE

                                 MISCELLANEOUS
                                 -------------

     I.   LOANS OR INSTALLMENT PAYMENTS.
          -----------------------------

          A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal and state income and employment tax obligations arising therefrom, by: (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant; or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares plus any Federal and state income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

          B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

     II.  AMENDMENT OF THE PLAN AND AWARDS.
          --------------------------------

          A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. In addition, amendments to the Plan shall be subject to shareholder approval to the extent required under applicable law or regulation.

          B. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program; and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then: (I) any unexercised excess options shall terminate and cease to be exercisable; and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

     III. TAX WITHHOLDING.
          ---------------

          The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income tax and employment tax withholding requirements.

          The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Five and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Rule 16b-3 of the Securities and Exchange Commission), provide any or all holders of non-statutory options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

               (i)  Stock Withholding.  The holder of the non-statutory option
                    -----------------
or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               (ii) Stock Delivery.  The Plan Administrator may, in its
                    --------------
discretion, provide the holder of the non-statutory option or the unvested shares with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise of share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

     IV.  EFFECTIVE DATE AND TERM OF PLAN.
          -------------------------------

          A. This Plan, as successor to the Predecessor Plan, became effective as of the Plan Effective Date, and no further option grants or stock issuances shall be made under the Predecessor Plan from and after the Plan Effective Date.

          B. Each stock option grant outstanding under the Predecessor Plan immediately prior to the Plan Effective Date was incorporated into this Plan and is treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. Each unvested share of Common Stock outstanding under the Predecessor Plan on the Plan Effective Date shall continue to be governed solely by the terms and conditions of the instrument evidencing such share issuance, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such unvested shares.

          C. The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Four relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options or unvested share issuances which are outstanding under the Predecessor Plan on the Plan Effective Date but which do not otherwise provide for such acceleration.

          D. The Plan was amended by the Board on June 5, 1995, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional one hundred ten thousand (110,000) shares, and the Plan was further amended by the Board on February 29, 1996, to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional one hundred ninety thousand (190,000) shares; and (ii) establish a five hundred thousand (500,000)-share limit on the aggregate number of shares of Common Stock for which any one participant may be issued stock options and direct stock issuances over the remaining term of the Plan. Each of the above amendments was approved by the shareholders at the 1996 Annual Meeting.

          E. The Plan was amended on November 21, 1996, to effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional two million two hundred thousand (2,200,000) shares; (ii) render the non-employee Board members eligible to receive option grants under the Discretionary Option Grant Program; (iii) provide for administration of the Plan by either a Primary Committee, Secondary Committee or the Board; (iv) allow unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise price or issue price paid per share to be reissued under the Plan; (v) amend the Automatic Option Grant Program to: (a) provide for special option grants to be made to eligible Board members on November 21, 1996; (b) increase the number of shares of Common Stock for which Options are to be granted to non-employee Board members on their initial election or appointment; and (c) increase the number of shares of Common Stock for which options are to be granted on an annual basis to non-employee Board members upon their re-election to the Board at each Annual Shareholders Meeting, beginning with the 1997 Annual Meeting; and (v) effect a series of technical changes to the provisions of the Plan in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934 which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws.

          F. On April 10, 1997, the Board again amended and restated the Plan to increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional one million eight hundred thousand (1,800,000) shares.

          G. Both the November 21, 1996 and the April 10, 1997 amendments were approved by the shareholders at the 1997 Annual Meeting.

          H. The Plan was also amended on May 17, 1999 to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1993 Plan from 4,690,632 to 7,000,000 shares;
(ii) increase the maximum number of options, stock appreciation rights and direct stock issuances to any one person per calendar year to 2,000,000 shares of Common Stock from 500,000 shares of Common Stock; and (iii) amend the Automatic Option Grant Program to increase the number of shares of Common Stock for which option grants are to be made to each new non-employee Board member from 15,000 to 40,000 shares and to increase the number of shares for which option grants are to be made annually to each continuing non-employee Board member from 10,000 to 30,000 shares.

          I. The May 17, 1999 amendments were approved by the shareholders on October 15, 1999.

          J. All option grants made prior to the May 17, 1999, amendments shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the May 17, 1999, amendments shall be deemed to modify or in any way affect those outstanding options. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

          K.   The Plan shall terminate upon the earlier of:  (i) December 8,
                                                 -------
2003; or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

     V.   USE OF PROCEEDS.
          ---------------

          Any such proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS.
          --------------------

          A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

     VII. NO EMPLOYMENT/SERVICE RIGHTS.
          ----------------------------

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     VIII. MISCELLANEOUS PROVISIONS.
           ------------------------

           A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

          B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.